Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$95,279,504
Realized Trading Gain (Loss) on Short-Term Investments	181
Unrealized Gain (Loss) on Market Value of Futures	(115,085,080)
Dividend Income	61,383
Interest Income	2,341,946
ETF Transaction Fees	29,000
Total Income (Loss)	$(17,373,066)

Expenses
General Partner Management Fees	$510,712
Professional Fees	103,562
Brokerage Commissions	197,852
Non-interested Directors' Fees and Expenses	15,896
Prepaid Insurance Expense	13,090
NYMEX License Fee	17,024
SEC & FINRA Registration Expense	49,497
Total Expenses	$907,633
Net Income (Loss)	$(18,280,699)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/19	$1,297,459,634
Additions (37,400,000 Shares)	441,586,657
Withdrawals (27,900,000 Shares)	(336,773,975)
Net Income (Loss)	(18,280,699)

Net Asset Value End of Month	$1,383,991,617
Net Asset Value Per Share (122,700,000 Shares)	$11.28

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596